EXHIBIT 96.6

Toga Limited

Compliance Reporting Policy

This Compliance Reporting Policy (this "Policy") is binding upon you as an employee, officer, director, or independent contractor of Toga Limited  ("Toga") or any of its subsidiaries (collectively the "Company"). Consult the Company's Compliance Officer, Alex Henderson, at alex.henderson@togalimited.com if you have any questions about this Policy.

Policy Overview

The purpose of this Policy is to reinforce the business integrity of the Company by providing a safe and reliable means for employees and others to report concerns they may have about conduct at the Company. By following this Policy, you can raise concerns, confidentially and anonymously if desired, and free of any retaliation, discrimination, or harassment.

Whether you are an employee, an officer or director, an independent contractor, or someone who does business with us, we ask that you bring to light good faith concerns regarding the Company's business practices.

We ask that you follow this Policy to report good faith concerns regarding any of the following:

•	Suspected violations of our Business Code of Ethics and Conduct, which we refer to in this policy as "Ethics Violations."

•	Suspected violations of any other Company policies or procedures, which we refer to in this policy as "Corporate Policy Violations."

•	Questionable accounting, violations of internal accounting controls, or any other auditing or financial matters, or the reporting of fraudulent financial information, which we refer to in this policy as "Fraudulent Auditing and Accounting Activities."

•	Suspected violations of law or fraudulent activities other than Fraudulent Auditing and Accounting Activities, which we refer to in this policy as "Legal Violations," and collectively with Ethics Violations and Corporate Policy Violations as "Violations."

If requested, we also ask that you provide truthful information in connection with an inquiry or investigation by a court, an agency, law enforcement, or any other governmental body.

Who Does This Policy Cover?

This policy applies to all employees, officers, directors, and independent contractors of the Company, all of whom are referred to collectively as "employees" or "you" throughout this policy. In this policy, "we," and "our" refers to the Company.

As a Company employee, if you are aware of a potential Violation or Fraudulent Auditing and Accounting Activity and do not report it according to this policy, your inaction may be considered a Violation itself, which may result in disciplinary action, up to and including termination of your employment or any other relationship that you may have with the Company.

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Reporting and Investigation

If you believe that any Violation or Fraudulent Auditing and Accounting Activity has occurred or is occurring, or you have a good faith concern regarding conduct that you reasonably believe may be a Violation or Fraudulent Auditing and Accounting Activity, we encourage you to promptly take one or more of the following actions:

•	Discuss the situation with your manager.

•	If you are uncomfortable speaking with your manager or believe your manager has not properly handled your concern or is involved in the Violation or Fraudulent Auditing and Accounting Activity, contact the General Counsel, if any, or the Compliance Officer, Head of Internal Audit, Chief Financial Officer, or other officer.

•	If you do not believe your concern is being adequately addressed, or you are not comfortable speaking with one of the above-noted contacts, report your concern using one of the methods listed below, through which you may choose to identify yourself or remain anonymous:

•	by mail to Toga Limited, 2575 McCabe Way, Suite 100, Irvine, CA 92614, Attn: Compliance Officer

•	by email to the Company’s Compliance Officer at alex.henderson@togalimited.com

•	by phone to the Company’s Compliance Officer at (949) 333-1603.

•	via an alternative ethics or reporting hotline system or online submission system, as may be established by the Company from time to time.

•	if for any reason you do not feel comfortable using the above reporting structure, you may report as an alternative to the Company’s outside counsel, Jeffrey P. Berg, by email at JBerg@bakerlaw.com or by phone at (310) 442-8850.

This Policy provides a mechanism for the Company to be made aware of any alleged wrongdoings and address them as soon as possible. However, nothing in this Policy is intended to prevent any employee from reporting information to federal or state law enforcement agencies when an employee has reasonable cause to believe that the violation of a federal or state statute has occurred. A report to law enforcement, regulatory, or administrative agencies may be made instead of, or in addition to, a report directly to the Company through the ethics or reporting hotline or any other reporting method specified in this Policy.

Receipt of the report will be acknowledged to the sender within a reasonable period following receipt if the sender supplied an address for response.

All reports of a Violation or Fraudulent Auditing and Accounting Activity will be taken seriously and will be promptly and thoroughly investigated. The specific action taken in any particular case depends on the nature and gravity of the conduct or circumstances reported and the results of the investigation.

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If a Violation or Fraudulent Auditing and Accounting Activity has been reported, investigated, and confirmed, the Company will take prompt corrective action proportionate to the seriousness of the offense. This action may include disciplinary action against the accused party, up to and including termination of employment or any other working relationship that the offending party may have with the Company. Reasonable and necessary steps will also be taken to prevent any further Violation or Fraudulent Auditing and Accounting Activity.

However, a party who knowingly and intentionally files a false report or provides false or deliberatively misleading information in connection with an investigation of a report may face disciplinary action, up to and including termination of employment or other legal proceedings.

Handling Reports

Reports of Violations, Fraudulent Auditing and Accounting Activity, or other questionable conduct that are submitted by any means specified in this Policy will be handled as follows:

All reports received relating to accounting and auditing, including Fraudulent Auditing and Accounting Activity, will be entered on an accounting and auditing matters log, which will include, among other things: (1) the date the report was received, (2) a description of the report, (3) the reporting party (if provided), and (4) the status and disposition of an investigation of the report.

The General Counsel, if any, Compliance Officer, Head of Internal Audit, or other authorized officer will promptly report to the Audit Committee: (1) reports of Ethics Violations or Fraudulent Auditing and Accounting Activity, including any such reports that are received by the General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer, but were not initially directed to the Audit Committee, (2) any Violation or Fraudulent Auditing and Accounting Activity involving the Company's executive officers or directors, and (3) such other matters as the General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer deems significant. The Audit Committee shall direct and oversee an investigation of such reports, as well as any reports initially directed to the Audit Committee, as it determines to be appropriate. The Audit Committee may also delegate the oversight and investigation of such reports to management, including the General Counsel, if any, the Chief Financial Officer, the Controller, the Compliance Officer, the Head of Internal Audit, or outside advisors, as appropriate.

All other reports regarding accounting or auditing matters shall be reviewed under the direction and oversight of the General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer, who will involve such other parties (such as the Compliance Officer, the Internal Audit Department, members of the Finance Department or outside advisors) as deemed appropriate.

The General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer shall provide the Audit Committee with a quarterly report of all accounting or auditing reports received and an update of pending investigations. The Audit Committee may request special treatment for any report and may assume the direction and oversight of an investigation of any such report.

All other reports will be logged separately and shall be reviewed under the direction and oversight of General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer, who will forward them to the appropriate person or department for investigation (for example, labor and employment matters will be forwarded to the Human Resources Department), unless the General Counsel, if any, Compliance Officer, Head Of Internal Audit, or other authorized officer determines that other treatment is necessary.

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Confidentiality

Information disclosed during the course of the investigation will, to the extent practical and appropriate, remain confidential in compliance with the Company's Code of Ethics and Business Conduct, except as may be reasonably necessary under the circumstances to facilitate the investigation, take remedial action, or comply with applicable law.

For any Violation or Fraudulent Auditing and Accounting Activity not reported through an anonymous report, we will advise the reporting party that the Violation or Fraudulent Auditing and Accounting Activity has been addressed and, if we can, of the specific resolution. However, due to confidentiality obligations, there may be times when we cannot provide the details regarding the corrective or disciplinary action that was taken

Nothing in this Policy in any way prohibits or is intended to restrict or impede employees from discussing the terms and conditions of their employment with co-workers or union representatives, exercising protected rights under Section 7 of the National Labor Relations Act, exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

No Retaliation

The Company strictly prohibits and does not tolerate unlawful retaliation against any employee, officer, or independent contractor for reporting a Violation or Fraudulent Auditing and Accounting Activity or suspected Violation or Fraudulent Auditing and Accounting Activity in good faith or otherwise cooperating in an investigation of a Violation or Fraudulent Auditing and Accounting Activity. All forms of unlawful retaliation are prohibited, including any form of adverse action, discipline, threats, intimidation, or other form of retaliation for reporting under or complying with this Policy. The Company considers retaliation a Violation itself, which will result in disciplinary action, up to and including termination of employment or any other working relationship with the Company.

If you have been subject to any conduct that you believe constitutes retaliation for having made a report in compliance with this Policy or for having participated in any investigation relating to an alleged Violation or Fraudulent Auditing and Accounting Activity, please immediately report the alleged retaliation to Human Resources, General Counsel, if any, the Compliance Officer, Chief Financial Officer, or other authorized officer, ideally within ten (10) days of the offending conduct. If, for any reason, you do not feel comfortable discussing the alleged retaliation with these people, please report the alleged retaliation through the ethics or reporting hotline by phone to the Company’s Compliance Officer at (949) 333-1603. These individuals will ensure that an investigation is conducted in a timely fashion.

Your complaint should be as detailed as possible, including the names of all individuals involved and any witnesses. The Company will directly and thoroughly investigate the facts and circumstances of all perceived retaliation and will take prompt corrective action, if appropriate.

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Additionally, any manager or supervisor who observes retaliatory conduct must report the conduct to the VP of Human Resources, General Counsel, if any, the Compliance Officer, or Chief Financial Officer, or other authorized officer, so that an investigation can be made and corrective action taken, if appropriate.

Bringing any alleged retaliation to our attention promptly enables us to honor our values, and to promptly and appropriately investigate the reported retaliation in accordance with the procedures outlined above.

Any employee, regardless of position or title, who has been determined to have engaged in retaliation in violation of this Policy, will be subject to appropriate disciplinary action, up to and including termination of employment or any other working relationship with the Company.

Modification

The Company expressly reserves the right to change, modify, or delete the provisions of this Policy without notice.

Administration

The Compliance Officer is responsible for the administration of this Policy. All employees are responsible for consulting and complying with the most current version of this Policy. If you have any questions regarding this Policy or concerning the scope or delegation of authority, please contact the Compliance Officer by email at alex.henderson@togalimited.com or by phone at (949) 333-1603.

Effective Date

•         This Policy is effective as of  June 10, 2020.

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Acknowledgment of Receipt and Review

I, _______________________ (employee name), acknowledge that on _____________________ (date), I received a copy of Toga Limited's Compliance Reporting Policy (the "Policy"), dated
June 10, 2020, and that I read it, understood it, and agree to comply with it. I understand that the Company has the maximum discretion permitted by law to interpret, administer, change, modify, or delete this Policy at any time with or without notice. This Policy is not promissory and does not set terms or conditions of employment or create an employment contract.

________________________ Signature ________________________ Printed Name ________________________ Date

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